Filed Pursuant to Rule 424(b)(3)
Registration No. 333-278325

PROSPECTUS

BIGBEAR.AI HOLDINGS, INC.

14,800,000 Shares of Common Stock

This prospectus relates solely to the resale from time to time of up to an aggregate of 14,800,000 shares of our common stock, par value $0.0001 per share (“Common Stock”) by the selling stockholder identified in this prospectus (the “Selling Stockholder,” which term as used in this prospectus includes assignees). Such shares consist of 14,800,000 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of the common stock purchase warrants acquired by the Selling Stockholder pursuant to the Warrant Exercise Agreements (as defined below).

On February 27, 2024, we entered into a warrant exercise agreement (the “February Warrant Exercise Agreement”), pursuant to which the Company issued to the Selling Stockholder a common stock purchase warrant to purchase up to an aggregate of 5,800,000 Warrant Shares (the “February Warrant”) in exchange for the Selling Stockholder exercising an outstanding common stock purchase warrant to purchase up to an aggregate of 8,886,255 shares of Common Stock (the “June 2023 Warrant”).

On March 4, 2024, we entered into a warrant exercise agreement (the “March Warrant Exercise Agreement” and, together with the February Warrant Exercise Agreement, the “Warrant Exercise Agreements”), pursuant to which the Company issued to the Selling Stockholder received a common stock purchase warrant to purchase up to an aggregate of 9,000,000 Warrant Shares (the “March Warrant” and, together with the February Warrant, the “Warrants”) in exchange for the Selling Stockholder exercising an outstanding common stock purchase warrant to purchase up to an aggregate of 13,888,889 shares of Common Stock (the “January 2023 Warrant”).

We are registering the Warrant Shares for resale pursuant to the aforementioned Warrant Exercise Agreements. We will not receive any proceeds from the sale of the Warrant Shares by the Selling Stockholder pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrants provided that the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. In addition, we will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.” The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sales of the Warrant Shares.

The Selling Stockholder may offer such shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholder will offer or sell the shares. We cannot predict when or in what amounts the Selling Stockholder may sell any of the shares offered by this prospectus. Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus.

Because all of the shares offered under this prospectus are being offered by the Selling Stockholder, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “BBAI.” On May 2, 2024, the closing sale price of our Common Stock was $1.73.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2024.

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You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the shares of Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the Warrant Shares pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless otherwise specified, references to the “Company,” “we,” “us” or “our,” are to BigBear.ai Holdings, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and the exhibits hereto that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events and other statements that are not historical facts. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear.ai’s assessments as of any date subsequent to the date of this prospectus. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements are also subject to a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied, including, but not limited to, risks relating to the following:

•	our limited operating history as a combined company, which makes it difficult to evaluate our current business and future prospects;

•	changes in domestic and foreign business, market financial, political and legal conditions;

•	our ability to sustain our revenue growth in the future;

•	our ability to execute our strategy to grow our business and increase our sales and the number and types of markets we compete in;

•	the length of our sales cycle and the time and expense associated with it;

•	our ability to grow our customer base and to expand our relationships with our existing customers, including with our government customers;

•	our reliance on customers in the public/government sector;

•	the market and our customers accepting and adopting our products, including our future new product offerings;

•	competition in our industry;

•	our ability to gain contracts on favorable terms, including with our government customers;

•	our ability to successfully compete for and receive task orders and generate revenue under indefinite delivery/indefinite quantity contracts;

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potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters and public health concerns and epidemics, such as the coronavirus outbreak;

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors;

•	our ability to grow, maintain and enhance our brand and reputation;

•	security and our technology, including cybersecurity;

•	our ability to maintain competitive pricing for our products;

•	our ability to secure financing necessary to operate and grow our business as planned, including through acquisitions;

•	the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our existing debt and our ability to refinance it on more favorable terms;

•	our management team’s limited experience managing a public company;

•	our ability to hire, retain, train and motivate qualified personnel and senior management and ability to deploy our personnel and resources to meet customer demand;

•	our ability to successfully execute future joint ventures, channel sales relationships, platform partnerships, strategic alliances and subcontracting opportunities;

•	our ability to grow through acquisitions and successfully integrate any such acquisitions;

•	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

•	our compliance with governmental laws, trade controls, customs requirements and other regulations we are subject to;

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the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses or otherwise found to have violated a law or regulation;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	the effect of economic downturns, depressions and recessions;

•	our ability to integrate and realize the expected synergies on the recent acquisition of Pangiam Intermediate Holdings, LLC (“Pangiam”); and

•	our significantly increased expenses and administrative burdens as a public company and any resulting adverse effect on our business, financial condition and results of operations.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the period ended December 31, 2023, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item 1A.Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus may adversely affect us.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in the documents incorporated by reference herein, before making an investment decision.

Company Overview

BigBear.ai Holdings, Inc.’s (“BigBear.ai” or the “Company”) mission is to help deliver clarity for the world’s most complex decisions. BigBear.ai is a leading provider of Edge AI-powered decision intelligence solutions for national security, supply chain management, and digital identity. Customers and partners rely on BigBear.ai’s predictive analytics capabilities in highly complex, distributed, mission-based operating environments. We are a technology-led solutions organization, providing both software and services to our customers.

Business Overview

BigBear.ai is a leader in the use of Artificial Intelligence (“AI”) and Machine Learning for decision support. We provide our customers with a competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety and velocity. We believe data—when leveraged effectively—can be a strategic asset for any organization. Through our supply chain & logistics, autonomous systems and cybersecurity solutions, we help our customers make sense of the world in which they operate, understand how known and previously unforeseen forces impact their operations, and determine which decision and course of action will best achieve their objectives.

With all of our solutions, as needed by each customer, we offer specialized consulting services to design, customize, deploy, operate and support our solutions for federal and commercial customers. Due to the breadth and depth of experience and expertise in our team, many of our customers rely on BigBear.ai resources to supplement their technical and operational staff for long-term engagements as well.

With the addition of Pangiam, BigBear.ai accelerates and evolves in three markets: national security, supply chain management, and digital identity. Each of these markets are expected to experience double digit growth in the coming years as they embrace and operationalize advanced technologies like artificial intelligence in highly distributed environments.

Stock Exchange Listing

BigBear.ai’s Common Stock and public warrants are listed on the NYSE under the symbols “BBAI” and “BBAI.WS,” respectively.

Recent Developments

Warrant Exercise Agreements

On March 4, 2024, BigBear.ai entered into the March Warrant Exercise Agreement, pursuant to which the Selling Stockholder agreed to exercise the January 2023 Warrant. In consideration for the immediate and full exercise of the January 2023 Warrant for cash, the Selling Stockholder received the March Warrant in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The March Warrant will become exercisable commencing at any time on or after September 5, 2024 (the “March Exercise Date”), with an expiration date five years after the March Exercise Date, with an exercise price per share equal to $4.75.

The gross proceeds to BigBear.ai from the March Exercise were approximately $33.2 million, prior to deducting estimated offering expenses.

On February 27, 2024, BigBear.ai entered into the February Warrant Exercise Agreement, pursuant to which the Selling Stockholder agreed to exercise the June 2023 Warrant. In consideration for the immediate and full exercise of the June 2023 Warrant for cash, the Selling Stockholder received the February Warrant in a private placement pursuant to Section 4(a)(2) of the Securities Act. The February Warrant will become exercisable commencing at any time on or after August 28, 2024 (the “February Exercise Date”), with an expiration date five years after the February Exercise Date, with an exercise price per share equal to $3.78. The gross proceeds to BigBear.ai from the February Exercise were approximately $20.6 million, prior to deducting estimated offering expenses.

Pangiam Acquisition

On February 29, 2024, the Company completed the acquisition of Pangiam, a leader in vision AI for the global trade, travel and digital identity industries. The combination of BigBear.ai and Pangiam creates one of the industry’s most comprehensive vision and edge AI portfolios, combining facial recognition, image-based anomaly detection and advanced biometrics with BigBear.ai’s computer vision and predictive analytics capabilities, positioning the Company as a foundational leader in how artificial intelligence is operationalized at the edge.

Corporate Information

BigBear.ai is a Delaware corporation. Our principal executive offices are located at BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, and our telephone number is (410) 312-0885. Our principal website address is https://bigbear.ai. Information contained in, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

The Company is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of (i) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

THE OFFERING

Issuer	BigBear.ai Holdings, Inc.

Shares of Common Stock offered and sold from time to time by the Selling Stockholder	Up to 14,800,000 shares of Common Stock issuable upon the exercise of the Warrants held by the Selling Stockholder.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder, except with respect to the amounts received by us upon the exercise of the Warrants to the extent the Warrants are exercised for cash. We intend to use any such proceeds from warrant exercise for general corporate purposes. We do not believe it is likely that the Selling Stockholder would elect to exercise any portion of the Warrants when our Common Stock is trading below (i) $3.78 for the February Warrant and (ii) $4.75 for the March Warrant. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is currently traded on the NYSE under the symbol “BBAI.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2023, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item 1A.Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2023, as filed with the SEC on March 15, 2024, and as described or may be described in any Quarterly Report on Form 10-Q or subsequent Annual Report on Form 10-K under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales except with respect to amounts received by us upon the exercise of the Warrants to the extent the Warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

We do not believe it is likely that the Selling Stockholder would elect to exercise the Warrants when our Common Stock is trading below (i) $3.78 for the February Warrant and (ii) $4.75 for the March Warrant. Any cash proceeds that would be received by the Company is dependent on the trading price of the Common Stock underlying the Warrants. We do not believe that the Selling Stockholder’s failure to exercise the Warrants for cash would have a material impact on our liquidity, financial position or results of operations.

The Selling Stockholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholder in disposing of its shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDER

This prospectus relates to the resale by the Selling Stockholder from time to time of up to 14,800,000 shares of Common Stock held by the Selling Stockholder, which shares are issuable upon the exercise of the Warrants held by the Selling Stockholder.

The Selling Stockholder may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the assignees who later come to hold any of the Selling Stockholder’s interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholder, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Stockholder may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholder after the sale of the securities offered hereby. We have based percentage ownership on 246,076,078 shares of Common Stock outstanding as of May 2, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such Common Stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%(1)		Shares	%
Armistice Capital, LLC(2)	14,800,000	6.0%	14,800,000	—	—

(1)	We have based percentage ownership assuming full exercise of the Warrants and based on 246,076,078 shares of Common Stock outstanding as of May 2, 2024.
(2)

The Common Stock to be sold pursuant to this prospectus is issuable upon the exercise of the Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

The Selling Stockholder may use any one or more of the following methods when disposing of their shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority’s (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements of BigBear.ai Holdings, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance of the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Pangiam Ultimate Holding, LLC included as Exhibit 99.1 in BigBear.AI Holdings, Inc.’s Current Report on Form 8-K dated March 27, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits or the exhibits to the reports or other documents incorporated by reference into this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at http://www.sec.gov. We also maintain a website at https://ir.bigbear.ai. where you may access these materials free of charge. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. If you would like additional copies of this prospectus, you should contact us at the following address and telephone number:

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 312-0885

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 15, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 22, 2024 (File/Film No. 001-40031 24662532), February 22, 2024 (File/Film No. 001-40031 24665014), February  27, 2024, February 28, 2024, March  1, 2024, March  5, 2024 and March 27, 2024 (in each case excluding any information furnished but not filed in such reports);

•

the description of our securities contained in our Registration Statement on Form 10-K, as filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 312-0885

Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at https://ir.bigbear.ai as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.